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                                                                    EXHIBIT 16.1














                   LETTER OF CHERRY, BEKAERT & HOLLAND, L.L.P.
                           AS TO CHANGE IN ACCOUNTANTS
















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                 [CHERRY, BEKAERT & HOLLAND, L.L.P. LETTERHEAD]










May 19, 2003



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Harp & Eagle, Ltd. (Commission file number 0-33353), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report dated May 15, 2003. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,


/s/ CHERRY, BEKAERT & HOLLAND, L.L.P.

CHERRY, BEKAERT & HOLLAND, L.L.P.